SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is dated as of June __, 2010, and is entered into by and among Clean Power Technologies, Inc., a Nevada corporation having its principal place of business in the United Kingdom (the “Borrower”) and The Quercus Trust (“Secured Party”).  Capitalized terms not otherwise defined herein are used as defined in the California Uniform Commercial Code on the date of this Agreement (the “UCC”).

WHEREAS, the Borrower is, on or about the date hereof, executing and delivering to the Secured Party a 10% Secured Convertible Promissory Note of even date herewith in the principal amount of $1,000,000 (the “Note”); and

WHEREAS, it is a condition precedent to the Secured Party making any advances to the Borrower under the Note that the Borrower execute and deliver to the Secured Party a security agreement in substantially the form hereof; and

WHEREAS, the Borrower wishes to grant a security interest in favor of the Secured Party as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Grant of Security.  The Borrower hereby grants and otherwise pledges to the Secured Party a continuing security interest in all of the present and future rights, title and interests of the Borrower in and to the following property, and each item thereof, all whether now or hereafter existing, or owned or acquired by the Borrower, or now or hereafter arising or due or to become due, wherever such property may be located, together with all substitutions for, replacements of, additions to, accessions to, and products, Proceeds and records of any and all of the following (collectively, the “Collateral”):

(i)	all Accounts;
(ii)	all Inventory;
(iii)	all Equipment;
(iv)	all Fixtures;
(v)	all Contracts;
(vi)	all Chattel Papers;
(vii)	all Documents;
(viii)	all Instruments;
(ix)	all Investment Property;
(x)	all Deposit Accounts;
(xi)	all General Intangibles;
(xii)	all Supporting Obligations
(xiii)	all Commercial Tort Claims;
(xiv)	all Intellectual Property, including, without limitation, the patent rights described on Exhibit A hereto; and
(xv)	all other items of tangible and intangible personal property of any and every kind and description which are not otherwise described herein

SECTION 2.  Security for Obligations.  This Agreement secures, and the Collateral is collateral security for the prompt payment or performance in full (including, without limitation, amounts that would become due but for the filing of a petition in bankruptcy) of, all amounts when due under the Note, as well as the Borrower’s performance and observance of all covenants contained herein and in the Note (the “Obligations”).  The Borrower consents to the Lender filing a UCC-1 and taking all other commercially reasonable actions to perfect its rights herein.

SECTION 3.  Representations, Warranties and Covenants. The Borrower represents, warrants and covenants as follows:

(a)           The Borrower is a corporation existing and in good standing under the laws of the State of Nevada.

(b)           The Borrower is duly empowered and authorized to enter into and perform its obligations under this Agreement and all other instruments and transactions contemplated hereby or relating hereto.  The Borrower is duly empowered and authorized to own and to grant security interests in the Collateral.  The execution, delivery and performance by the Borrower of this Agreement, of the Note and of all other instruments contemplated hereby do not and will not violate any law or any provision of, nor be grounds for acceleration under, any agreement, indenture, note or instrument which is binding upon the Borrower, including without limitation, the Borrower’s Certificate of Incorporation, By-Laws and any other loan or security agreements to which the Borrower is a party or by which the Borrower or its property is bound, other than the security agreement and pledge agreement dated July 10, 2010 (the “Prior Security Agreements”), and the Lender hereby waives any provision of the Prior Security Agreement which would prohibit or provide for acceleration upon the execution and delivery of this Agreement or the Composite Guarantee and Debenture executed and delivered by Clean Power Technologies Limited in connection with the Note.

(d)           Assuming the due filing of a financing statement in proper form with the Secretary of State of the State of Nevada, the security interest granted to the Secured Party pursuant to this Agreement is a valid, perfected security interest in the that portion of the Collateral in which a security interest may be perfected under the UCC.

(e)           The Borrower shall not hereafter transfer, assign or otherwise dispose of the Collateral, except in the ordinary course of business, without the Secured Party’s prior written consent.  The Borrower shall not create, permit or suffer to exist, and shall take such other action as is necessary to remove, any claim to or interest in the Collateral, and shall defend the right, title and interest of the Secured Party in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein.

SECTION 4.  Secured Party’s Appointment as Attorney-in-Fact.  The Borrower hereby irrevocably constitutes and appoints, from and after the occurrence of a default by the Borrower in the Obligations, the Secured Party and any officer or Secured Party thereof, with full power of substitution, as the Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in the Secured Party’s own name, from time to time in the Secured Party’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this agreement and, without limiting the generality of the foregoing, hereby grant to the Secured Party the power and right, on behalf of the Borrower, without notice to or assent by the Borrower to execute, file and record all such financing statements, certificates of title and other certificates of registration and operation and similar documents and instruments as the Secured Party may deem necessary or desirable to protect, perfect and validate the Secured Party’s security interest.

The Borrower hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable so long as any amount of principal or accrued interest under the Notes remains unpaid.

The powers conferred upon the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.  The Secured Party shall be accountable only for amounts that the Secured Party actually receives as a result of the exercise of such powers and neither the Secured Party nor any of its partners, officers, directors, employees shall be responsible to the Borrower for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

SECTION 5.   Remedies.  If a default by the Borrower in the Obligations shall have occurred and be continuing (an “Event of Default”), the Secured Party shall have all of the rights and remedies which Secured Party may have under the UCC or other applicable law or at equity, and may do, at its option, one or more of the following, with or without further notice to the Borrower:

(a)           Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable;

(b)           Appropriate, set off and apply to any or all of the Obligations, any or all Collateral in such manner as the Secured Party may determine; and/or

(c)           Foreclose the security interest created under this Agreement or under any other agreement relating to the Collateral by any procedure permitted under the UCC, with or without judicial process.

SECTION  6.  Termination of Security Interest.  The Secured Party’s security interest in the Collateral shall be extinguished when  the Borrower completes performance of all Obligations.

SECTION 7.  Governing Law.  This Agreement and the rights of the parties shall be construed and enforced in accordance with the laws of the State of California applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law.  Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in or having jurisdiction over Los Angeles, California in any action that may be brought for the enforcement of this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum  In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in the Notes or (ii) in any other manner permitted by law.

SECTION  8.  Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation and in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION  9.                                  General.  Secured Party shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by the Borrower unless such waiver be in writing and signed by the Secured Party.  No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right.  All of the Secured Party’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.  The provisions hereof shall, as the case may require, bind or inure to the benefit of, the respective heirs, successors, legal representatives and assigns of the Borrower, the Secured Party and the Secured Party.

SECTION 10.  Amendments.  This Agreement may be amended or modified only by a written instrument executed by each party hereto.

SECTION 11.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Borrower, and the Secured Party have caused this Agreement to be duly executed as of the date first above written.

Clean Power Technologies, Inc. By: _____________________________ Abdul Mitha, President	The Quercus Trust By: _____________________________ David Gelbaum, Trustee